 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2012

ACCREDITED MEMBERS HOLDING CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
State of Incorporation	Commission File Number	IRS Employer No.

2 N. Cascade Ave, Suite 1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including
Area code

_____________________
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 25, 2012, Accredited Members Holding Corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Hangover Joe’s, Inc., a private Colorado corporation (“HOJ”), whereby the Company would acquire HOJ in a reverse triangular merger (the “Acquisition”).  On July 25, 2012, the parties closed the Acquisition and a Statement of Merger was filed and effective with the Colorado Secretary of State on that day.  Upon closing the Acquisition, the Company issued a total number of common shares to the HOJ shareholders in exchange for all of their ownership interests in HOJ such that they now own approximately 69% of the Company.  The current shareholders of the Company would own approximately 31% of the Company after the closing of the Acquisition.

The Merger Agreement further provided that, within five business days after the closing of the Acquisition the Company would sell to Accredited Members Acquisition Corporation (“Buyer”) all of the equity interests in three of the Company’s subsidiaries (the “Sale”), being Accredited Members, Inc., AMHC Managed Services, Inc. and World Wide Premium Packers, Inc. (collectively, the “Subsidiaries”).  Buyer is a private Colorado corporation owned by the Company’s two directors, JW Roth and David Lavigne.  Buyer would pay $10,000 and assume all liabilities related to the Subsidiaries in exchange for all of the shares in the Subsidiaries owned by the Company.  The parties closed the Sale on July 27, 2012.

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 25, 2012, the Company and HOJ closed the Acquisition, and the Company’s wholly owned subsidiary, AMHC Merger Corp., was merged with and into HOJ.  An aggregate of 83,514,827 AMHC shares were issued in the Acquisition.

Pursuant to the Merger Agreement, the Buyer and the Company entered into a Purchase and Indemnification Agreement (“Sale Agreement”) to complete the Sale, as discussed above.  The Sale Agreement closed on July 27, 2012, and the Subsidiaries and certain other assets and liabilities of AMHC were transferred to Buyer pursuant to the Sale Agreement.

Item 3.02  Unregistered Sale of Equity Securities

On July 25, 2012 the Company issued 83,514,827 shares of its common stock in a private transaction in connection with the Acquisition.  The Company relied on the exemption in Rule 506 of Regulation D of the Securities Act of 1933 for the share issuance.  No commission or other remuneration was paid in connection with the share issuance.

Item 5.01 Changes in Control of Registrant

See “Identification of Officers and Directors” and “Security Ownership of Officers/Directors and Management” below.  The change in control occurred on July 25, 2012, in coordination with the closing of the Acquisition.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 25, 2012, pursuant to the terms of the Merger Agreement, David Lavigne submitted his resignation as a director and the Chief Financial Officer of the Company.

On July 25, 2012, pursuant to the terms of the Merger Agreement (a) Michael Jaynes was appointed as a director and the President and Chief Executive Officer of the Company, (b) Michael Malm was appointed as a director of the Company, and (c) J.W. Roth was appointed as the Treasurer of the Board, Mr. Roth continues in his capacity as Secretary and Chairman of the Company.

See the discussion below for additional information about Mr. Jaynes and Mr. Malm.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the annual meeting of shareholders on July 24, 2012 (the “Annual Meeting”), the Company’s shareholders approved two amendments to the Company’s Articles of Incorporation.  The Company filed each of the amendments to its Articles of Incorporation with the Colorado Secretary of State to effect such amendments.  The two amendments accomplished the following:

1.	Amendment No. 1 - Increased the Company’s authorized capital to 150,000,000 shares of common stock and 10,000,000 shares of preferred stock. Filed and effective July 24, 2012.

2.
Amendment No. 2 – Change the name of the Company from Accredited Members Holding Corporation to a name approved by the Company’s directors.  The designation of the Company’s name by the directors was approved on July 24, 2012 to be filed as “Hangover Joe’s Holding Corporation”.  This amendment was filed July 25, 2012, and will be effective as of July 30, 2012.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, six proposals were submitted to the shareholders for approval and are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on June 12, 2012.

As of the record date, June 12, 2012, the Company had outstanding shares of common and preferred stock entitled to cast a total of 37,521,145 votes.  In total, the holders of record of shares of common stock and preferred stock entitled to 29,195,169 votes were present in person or represented by proxy at the Annual Meeting, which represented approximately 77.8% of the votes attributable to shares of voting stock outstanding and entitled to vote at the meeting.

At the Annual Meeting, the shareholders approved each of the proposals.  The votes on the proposals were cast as follows:

Proposal No.1 - Election of Directors.  The shareholders elected J.W. Roth and David Lavigne to serve on the Company’s Board of Directors.  The votes were cast as follows:

Name	For	Withheld
J.W. Roth	27,430,188	1,209
David Lavigne	27,430,188	1,209

Proposal No. 2 - Proposal No. 2 - Approval of the Amendment to the Company’s Articles of Incorporation to increase its authorized capital to 150 million shares of common stock and 10 million shares of preferred stock. The votes on this proposal were cast as follows:

For	Against	Abstain
22,525,468	6,646,352	53,358

Proposal No. 3 – Approval of an Amendment to the Company’s Articles of Incorporation to change the Company’s name.  The votes on this proposal were cast as follows:

For	Against	Abstain
22,579,104	6,636,052	10,022

Proposal No. 4 – Approval of the sale of three subsidiaries in a related party transaction, which may constitute the sale of substantially all of the Company’s assets.  The votes on this proposal were cast as follows:

For	Against	Abstain
22,785,923	6,636,052	10,022

Proposal No. 5 – Approval of the Company’s 2012 Stock Option Plan.  The votes on this proposal were cast as follows:

For	Against	Abstain
20,522,381	6,636,052	273,564

Proposal No. 6 - Ratification and Approval of GHP Horwath, P.C. as the Company’s independent registered public accounting firm. The votes on this proposal were cast as follows:

For	Against	Abstain
29,195,169	0	30,009

Item 8.01 Other

On July 25, 2012, HOJ filed a press release disclosing approval of the Merger Agreement by the shareholders of HOJ.  A copy of the press release is filed herewith as Exhibit 99.1.

The following information is included relating to the business and operations of HOJ, which, following the Acquisition and Sale is now the business of the Company and its subsidiaries. In addition, financial statements for HOJ are filed herewith as Exhibits 99.3, 99.4 and 99.5.

1.  Business of Hangover Joe’s, Inc.

General

HOJ is a Colorado corporation formed on March 5, 2012.  HOJ was formed for the purpose of acquiring all of the assets of both Hangover Joe’s Products LLC (the “LLC”) and Hangover Joe’s Joint Venture (the “JV”).  The LLC had conducted operations through the JV, with the owner of the LLC being the same owners and control persons of the JV. The assets consist of intellectual property relating to Hangover Joe’s Recovery Shot, including but not limited to a license agreement dated July 19, 2011, between the LLC and Warner Bros. Consumer Products, Inc.  The license agreement permits HOJ to use the character names, costumes, artwork logos, and other elements depicted in the 2009 movie “The Hangover” during the term of the license agreement which expires January 31, 2013.  HOJ has registered the trademark “Hangover Joe’s Get Up & Go” with the United States Patent and Trademark Office.  HOJ’s principal product is the Hangover Joe’s Recovery Shot.  HOJ is actively seeking to expand the distribution of its product, the Hangover Joe’s Recovery Shot, and has recently entered into distribution agreements to expand its reach to Australia, New Zealand and Canada.

On March 1, 2012, HOJ executed a twenty-four month Management Agreement for management services.  Under that agreement, HOJ pays monthly fees to AMHC Managed Services, Inc. (“AMHC Services”) in exchange for full access and use of AMHC Services’ management expertise, financial and accounting expertise, support staff and location.  AMHC Services also provides expertise for the position of HOJ’s Chief Financial Officer and necessary support for compliance under the securities laws with respect to any private or public reports or registration statements HOJ may file.  Additionally, the Management Agreement required that HOJ grant AMHC Services a warrant to purchase 1,000,000 shares of HOJ common stock at $0.01 per share, exercisable for a three year term.  In accordance with the Merger Agreement, this warrant has been cancelled.  Following the close of the Acquisition the Company will own 100% of the outstanding capital of HOJ.  Any outstanding options and warrants (except for the warrant to AMHC Services) will be replaced with a warrant or option issued by the Company.

Competition

There are no direct competitors in the hangover recovery shot product, however, HOJ indirectly competes with energy shots and drinks, such as the 5-Hour Energy shot, Red Bull, and Monster drinks.

Employees

HOJ employs five full time employees.

For a description of the Company and its other businesses prior to the Acquisition and Sale, see Item 1 in the Company’s 10-K for the year ended December 31, 2011.

2.  Management of HOJ.

Identification of Directors and Officers

The table below sets forth the names, titles, and ages of the appointed members of the Company’s Board of Directors and Officers upon closing of the Merger Agreement with HOJ.  There are no family relationships among any of the directors and executive officers of the Company.  There was no agreement or understanding between Company and any director or executive officer pursuant to which he was selected as an officer or director.

Name	Position	Age	Year Appointed as Officer or Director
Michael Jaynes	Director, President and CEO of AMHC	53	2012
Michael Malm	Director of AMHC	49	2012
J.W. Roth	Director, Chairman, Treasurer and Secretary of AMHC	48	2010

Biographies

Michael Jaynes is the President/Chief Executive Officer and Director of HOJ.  Mr. Jaynes was a founder of the LLC and the JV, both of which were predecessors-in-interest to HOJ, and has been involved in developing the business plan through those entities.  Mr. Jaynes has over 21 years’ experience as a trial attorney, most recently in his own firm of Michael Jaynes, PC in Jackson, Tennessee.  Prior to private practice, Mr. Jaynes was an employee of the Tennessee Supreme Court as an Assistant Public Defender. In 2008, Mr. Jaynes retired from the practice of law and has been involved in developing what is now Hangover Joe’s, Inc.  Mr. Jaynes graduated from Lambuth University (Jackson, Tennessee) in 1983 with a Bachelors of Science degree in Political Science.  He received his JD from Nashville School of Law in 1987.

Michael Malm is a Director of HOJ.  Since 2003, Mr. Malm has been an Executive VP of the Crystal Art Gallery, where he has successfully developed a staff of designers to create wall décor for major retailers.  In this position Mr. Malm also negotiated and acquired licenses for wall décor and negotiated and created new sales programs with major retailers.  From 1999 through 2003 Mr. Malm was an Executive VP of Crystal Art of Florida, taking over management of the company in a hostile takeover.  Prior to 1999, Mr. Malm was the President of O.S.P. Publishing, a consumers products company specializing in manufacturing and selling licensed products. Mr. Malm graduated from the University of Southern California in 1984 with a degree in Business.

For additional information about the Company’s other Director and Officer, J.W. Roth, see Item 10 in the Company’s 10-K for the year ended December 31, 2011.

Security Ownership of Officers/Directors and Management

Prior to the closing of a definitive agreement with HOJ, Michael Jaynes and Michael Malm own zero shares of the Company.  The following reflects their ownership of the Company on a post-closing basis:

Name and Address of Director/Officer	Position	Common Stock - Amount and Nature of Beneficial Ownership		Percent of Common Stock	Series A Preferred Stock – Beneficial Ownership	Percent of Series A Preferred Stock	As Converted Basis Percent of Voting Stock
Michael Jaynes 2 North Cascade Ave, #1400 Colorado Springs, CO 80903	Director, President and CEO	30,647,636		25.47%	-	-	25.32%

Michael Malm 2 North Cascade Ave, #1400 Colorado Springs, CO 80903	Director	3,064,764		2.54%	-	-	2.53%

J.W. Roth1 2 North Cascade Ave, Suite1400 Colorado Springs, CO 80903	Chairman, Treasurer, Secretary	5,879,119	(1)	4.89%	0	0%	4.86%

The directors and executive officer nominees set forth herein as a group (three persons)		39,591,519		32.9%	0	0%	33.7%

Daimiel Global Resources2	5% Owner	30,647,636		25.47%	--	--	25.32%

(1)	Mr. Roth owns 2,942,783 shares of Company common stock, and his spouse owns 2,936,336 shares of Company common stock.
(2)	Controlled by Shawn Adamson.

Change of Control

Upon the closing of the Merger Agreement with HOJ, 69% of the Company’s voting power was issued to current shareholders of HOJ, and two additional persons were added to the Board, being Michael Jaynes and Michael Malm, and David Lavigne resigned his position.

Legal Proceedings

During the past ten years none of the persons to be appointed as executive officers and/or directors of the Company have been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity.

Independence of the Board of Directors

Neither of J.W. Roth, Michael Jaynes or Michael Malm are considered “independent” as that term defined by Section 803A of the NYSE Amex Company Guide inasmuch as each of the directors have material relationships with the Company.  The Board considers all relevant facts and circumstances in its determination of independence of all members of the Board.

Executive Compensation

HOJ entered into an Amendment to Manufacturer’s Representative Agreement with Michael Malm (the “Malm Agreement”) whereby he receives either 3% or 6% commission on Net Sales (as defined in the Malm Agreement) of product sold.  HOJ also pays an annual salary of $100,000 for 2012 to Michael Jaynes, plus HOJ pays his 2012 health insurance premiums totaling $8,794.08.  Mr. Jaynes is paid as an employee of HOJ, although he does not have an employment contract.  There are no agreements providing for severance, payments upon a change of control of the Company, or similar benefits between HOJ and any of our executive officers or directors.

The Company anticipates retaining executive level personnel prior to the end of calendar year 2012 or soon thereafter to oversee and develop the Company’s business operations.  The Company anticipates that any such executive level personnel receive compensation at levels commensurate with their experience level and at rates and terms comparable to executive level personnel at similarly situated companies and business enterprises.

For additional information related to the Company’s executive compensation, see Item 11 in the Company’s 10-K for the year ended December 31, 2011.

3.  Management’s Discussion and Analysis of Financial Conditions and Results of Operations.

Cautionary Statement about Forward-Looking Statements

This Report contains forward-looking statements regarding future events and HOJ’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  These statements are based on current expectations, estimates, forecasts, and projections about the industry in which HOJ operates and the beliefs and assumptions of the HOJ’s management. Words such as “hopes,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of HOJ’s future financial performance, HOJ’s anticipated growth and potentials in its business, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified under “Risk Associated with Hangover Joe’s, Inc.” below.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.

HOJ’s is under no duty to update any of these forward-looking statements after the date of this Report. You should not place undue reliance on these forward-looking statements.

Overview

For a brief description of the business of HOJ, refer to Section 1 above.  Refer to Item 7 in the Company’s Form 10-K for the year ended December 31, 2011 for additional financial information of the Company.

Results of Operations – Quarter ended March 31, 2012 and March 31, 2011

Revenues

During the quarter ended March 31, 2012, HOJ generated $141,338 in net revenue compared to $6,539 in the quarter ended March 31, 2011.  HOJ generated the revenue increase by continuing sales of its hangover recovery product.

Cost of Goods Sold

For the quarter ended March 31, 2012, HOJ’s cost of goods sold was $150,454 compared to $14,525 in the quarter ended March 31, 2011.  The increase reflects the continuing sales of HOJ’s hangover recovery product.

Operating Expenses

For the quarter ended March 31, 2012, HOJ’s total operating expenses were $188,343 compared to $52,312 in the quarter ended March 31, 2011.  HOJ’s total operating expenses are categorized as either general and administrative or selling and marketing.  For the quarter ended March 31, 2012, general and administrative expenses increased to $144,866 from $52,312 in the quarter ended March 31, 2011, and selling and marketing expenses increased to $43,477 from $0 in the quarter ended March 31, 2011.

Advertising expenses increased for the quarter ended March 31, 2012 to $19,802 from $0 in the quarter ended March 31, 2011.  Legal expenses increased for the quarter ended March 31, 2012 to $22,478 from $288 in the quarter ended March 31, 2011.

Other Income (Expenses)

HOJ recognized other expenses for the quarter ended March 31, 2012 of $223 from $0 in the quarter ended March 31, 2011.

Liquidity and Capital Resources

Current Assets

On March 31, 2012, HOJ had total current assets of $92,203 compared to $16,396 on March 31, 2011.  The increase is attributable to HOJ continuing operations during fiscal year 2012.  Cash, which constituted 17.9% of total current assets at the quarter ended March 31, 2012, increased to $16,545 at the quarter ended March 31, 2012 from $16,396 at the quarter ended March 31, 2011.  Along with the increase in cash, accounts receivable, prepaid expenses, and inventory also grew between the quarter ended March 31, 2012 and 2011.  All three had balances of $0 at the end of the quarter ended March 31, 2011 and at the quarter ended March 31, 2012, HOJ had $35,989 in accounts receivable, $12,346 in prepaid expenses, and $27,323 in inventory.

Fixed Assets

On March 31, 2012, HOJ’s net fixed assets, consisting solely of the value of its website less accumulated depreciation, decreased to $1,575 from $2,275 at the quarter ended March 31, 2011.  The website’s depreciation expense for the quarter ended March 31, 2012 was $175 compared to $175 at March 31, 2011.

Current Liabilities

Current liabilities increased to $385,461 at the quarter ended March 31, 2012 from $72,291 at the quarter ended March 31, 2011.  The increase reflects HOJ’s continuing operations.  Of total current liabilities, accounts payable constitutes 63%, or $240,984, accrued expenses constitutes the remaining 4%, or $17,165.  Inventory financing payable constitutes 7% or $28,336 and related party payables constitutes the remaining 26% or $98,976.

Results of Operations – Years ended December 31, 2011 and December 31, 2010

Revenues

During the year ended December 31, 2011, HOJ generated $279,961 in net revenue compared to $0 in the prior year.  HOJ generated the revenue increase by initiating sales of its hangover recovery product.

Cost of Goods Sold

For the year ended December 31, 2011, HOJ’s cost of goods sold was $254,550 compared to $0 in the prior year.  The increase reflects the initiation of sales of HOJ’s hangover recovery product.  Freight and shipping constituted $30,663, or 12%, of the total cost of goods sold.

Operating Expenses

For the year ended December 31, 2011, HOJ’s total operating expenses were $276,500 compared to $32,460 in the prior year.  HOJ’s total operating expenses are categorized as either general and administrative or selling and marketing.  In 2011, general and administrative expenses increased to $207,935 from $32,460 the prior year, and selling and marketing expenses increased to $68,565 from $0 the prior year.

Salary (which represents the fair value of contributed management and administrative services) increases constituted the most significant increase between 2010 and 2011, growing from $30,000 to $150,000.

Other Income (Expenses)

HOJ recognized other expenses in 2011 of $5,583 from $0 in the prior year.

Liquidity and Capital Resources

Current Assets

On December 31, 2011, HOJ had total current assets of $128,631 compared to $64 on December 31, 2010.  The increase is attributable to HOJ beginning operations during fiscal year 2011.  Cash, which constituted 41% of total current assets at the end of 2011, increased to $53,048 at the end of 2011 from $64 at the end of 2010.  That increase resulted from the addition of cash from Hangover Joe’s Joint Venture.  Along with the increase in cash, accounts receivable, inventory, prepaid expenses, and deposits also grew between 2010 and 2011.  All four had balances of $0 at the end of 2010, and by the end of 2011, HOJ had $19,105 in accounts receivable, $46,745 in inventory, $2,233 in prepaid expenses, and $7,500 in deposits.

Fixed Assets

On December 31, 2011, HOJ’s net fixed assets, consisting solely of the value of its website less accumulated depreciation, decreased to $1,750 from $2,450 at the end of 2010.  The website’s depreciation expense in 2011 was $700 compared to $700 in 2010.

Current Liabilities

Current liabilities increased to $278,943 at the end of 2011 from $33,335 at the end of 2010.  The increase reflects HOJ’s initiation of operations.  Of total current liabilities, accounts payable constitutes 33%, or $92,010, accrued expenses constitutes the remaining 17%, or $46,842.  Inventory financing payable constitutes 9% or $23,712 and related party payables constitutes the remaining 41% or $116,379.

4. Risks Associated with Hangover Joe’s, Inc.

HOJ has a limited operating history and limited revenues from operations.  HOJ was formed in March 2012 and has engaged in active business operations in a limited capacity through its predecessor entities consisting of the LLC and the JV.  Therefore, HOJ is subject to many risks common to enterprises with limited operating history, including potential under-capitalization, limitations with respect to personnel, financial and other resources, and limited customers and revenue sources.  HOJ’s ability to successfully generate sufficient revenues from operations is dependent on a number of factors, including availability of funds to fund its current and anticipated operations, and to commercialize its business concept.  There can be no assurance that HOJ will not encounter setbacks with the on-going development and implementation of its business plan, or that funding will be sufficient to allow it to fully implement its business plan.  In addition, HOJ’s assumptions and projections may not prove to be accurate, and unexpected capital needs may arise.  If such needs arise, HOJ’s inability to raise additional funds, either through equity or debt financing, will materially impair its ability to implement its business plan and generate revenues.  Further, as a result of the recent volatility of the global markets, a general tightening of lending standards, and a general decrease in equity financing and similar type transactions, it could be difficult for HOJ to obtain funding to allow it to continue developing its business operations.

The independent auditors’ report on HOJ’s financial statements reflects a “going concern” explanatory paragraph.  As a result of losses from operations and limited capital resources, HOJ’s independent registered public accounting firm’s report on its financial statements as of, and for the year ended, December 31, 2011, includes an explanatory paragraph discussing that these conditions raise substantial doubt about HOJ’s ability to continue as a going concern.  HOJ’s ability to continue to pursue our plan of operations as described herein is dependent upon our ability to increase our revenues and/or raise the capital necessary to meet our financial requirements on a continuing basis.

HOJ’s success will depend, in large part, on its ability to hire qualified and experienced executive officers, managers, and other personnel.  Although HOJ’s officers and directors have significant experience with early stage companies, its current officers and directors do not have experience in manufacturing and distributing products.  Its success will depend largely on its ability to hire the necessary executive level and managerial level personnel to oversee its business operations.  There can be no assurance that HOJ will be able to successfully identify, attract, hire, train, and/or retain such executive level personnel or the necessary administrative, marketing and customer service personnel.  Competition for such personnel can be intense and there is no certainty that HOJ will be able to successfully attract, integrate or retain sufficiently qualified personnel.  The failure to attract and retain the necessary personnel could have a materially adverse effect on HOJ’s business, operations and financial condition.

HOJ likely will need additional capital in the future, which may not be available on acceptable terms.  The development of HOJ’s business model will likely require significant additional capital in the future to, among other things, fund its operations and growth strategy.  HOJ may rely on bank financing and also may seek access to the debt and/or equity capital markets.  There can be no assurance, however, that these sources of financing will be available on reasonable terms, or at all.  If HOJ is unable to raise additional capital, its growth could be significantly impeded and/or it may be unable to execute its business model.

As a new business venture, HOJ’s start up and operational costs may be greater than projected.  The costs of new business start-ups in HOJ’s industry are often underestimated and may increase because of factors beyond HOJ’s control.  Such factors may include legal costs, labor disputes, governmental regulations, equipment breakdowns, costs of raw materials, disputes with its manufacturers or distributors, governmental regulatory interference and other disruptions.  While HOJ intends to manage these costs diligently, the risk of running over budget is always significant and may have a substantial adverse impact on HOJ’s profitability.  In such event, additional sales of HOJ stock or additional financing may be required to continue HOJ’s business, and there can be no guaranty that HOJ could successfully conclude such additional sales or obtain such additional financing at all or on terms acceptable to HOJ, which could have a materially adverse effect on HOJ and its operations and result in the loss of some or all of the investor’s investment in HOJ.

Because HOJ depends on outside suppliers with whom HOJ does not have long-term agreements for raw materials, HOJ may be unable to obtain adequate supplies of raw materials for its products at favorable prices or at all, which could result in product shortages and back orders for its products, with a resulting loss of net sales and profitability.    HOJ purchases all of its raw materials for the manufacture of its products from third-party suppliers.  It also relies on third-party co-packers for certain of its products.  A number of HOJ’s products contain one or more ingredients that may only be available from a single source or supplier.  Any of those suppliers could discontinue selling to HOJ at any time.  Those suppliers or government regulators may interpret new regulations (including GMP regulations) in such a way as to cause a disruption in HOJ’s supply chain as these parties undertake increased scrutiny of raw materials and components of raw materials and products, causing certain suppliers or HOJ to discontinue, change or suspend the sale of certain ingredients or components. Although HOJ believes that it could establish alternate sources for most of these materials, any delay in locating and establishing relationships with other sources could result in product shortages and back orders for the products, with a resulting loss of net sales and profitability. HOJ is also subject to delays associated with raw materials. These can be caused by conditions not within its control.  HOJ acquires some ingredients from suppliers outside of the United States.  Purchasing these ingredients is subject to the risks generally associated with importing raw materials from other countries, including, among other factors, delays in shipments, changes in economic and political conditions, quality assurance, tariffs, trade disputes and foreign currency fluctuations.  These factors could result in a delay in or disruption of the supply of certain raw materials.  Any significant delay in or disruption of the supply of raw materials could have a material adverse effect on HOJ’s business.

The sale of ingested products involves product liability and other risks.   Like other distributors of products that are ingested, HOJ faces an inherent risk of exposure to product liability claims if the use of its products results in illness or injury.  The products that HOJ sells in the U.S. are subject to laws and regulations, including those administered by the USDA and FDA that establish manufacturing practices and quality standards for food products.  Product liability claims could have a material adverse effect on HOJ’s business as existing insurance coverage may not be adequate.  Distributors of vitamins, nutritional supplements and minerals, have been named as defendants in product liability lawsuits from time to time.  The successful assertion or settlement of an uninsured claim, a significant number of insured claims or a claim exceeding the limits of HOJ’s insurance coverage would harm HOJ by adding costs to its business and by diverting the attention of senior management from the operation of its business.  HOJ may also be subject to claims that its products contain contaminants, are improperly labeled, include inadequate instructions as to use or inadequate warnings covering interactions with other substances.  Product liability litigation, even if not meritorious, is very expensive and could also entail adverse publicity for HOJ and reduce its revenue.  In addition, the products HOJ distributes, or certain components of those products, may be subject to product recalls or other deficiencies.  Any negative publicity associated with these actions would adversely affect HOJ’s brand and may result in decreased product sales and, as a result, lower revenues and profits.

Significant additional labeling or warning requirements may inhibit sales of affected products.  Various jurisdictions may seek to adopt significant additional product labeling or warning requirements relating to the content or perceived adverse health consequences of HOJ’s product.  If these types of requirements become applicable to HOJ’s product under current or future environmental or health laws or regulations, they may inhibit sales of such products.

HOJ is dependent on certain third party agreements for a percentage of revenue.  HOJ has contractual agreements with certain third-party distributors.  Under the agreements, these third parties control when and how often HOJ’s products are offered and HOJ is not guaranteed any minimum level of sales or transactions.  Additionally, some agreements contain exclusive rights in specified locations to promote HOJ’s products during the contract term and for specified years thereafter.  If any third party elects not to renew their agreement or reduces the promotion of HOJ’s products, HOJ’s operating profits will suffer.  Additionally, in certain instances, HOJ could be prohibited from selling its products through competitors of these third parties for a specified time after the termination of the agreements.

HOJ’s business is subject to online security risks, including security breaches and identity theft.  To succeed, online commerce and communications must provide a secure transmission of confidential information over public networks.  Currently, a significant number of HOJ’s customers authorize HOJ to bill their credit cards directly for all fees it charges.  HOJ relies on third party software products to secure its credit card transactions.  Although HOJ has developed systems and processes that are designed to protect consumer information and prevent fraudulent payment transactions and other security breaches, failure to prevent or mitigate such fraud or breaches may adversely affect HOJ’s operating results.

HOJ relies on efficient and reliable internet.  HOJ’s business also depends on a number of third parties for Internet access, and HOJ has limited control over these third parties.  Should HOJ lose its network connections, its ability to fulfill orders through its website would be delayed.  Further, if HOJ’s website becomes unavailable for a noticeable period of time due to Internet or communication failures, its business could be adversely affected, including harm to its brand and loss of sales.

As a new business enterprise, HOJ likely will experience fluctuations in its operating results. HOJ's operating results may fluctuate significantly as a result of a variety of factors, many of which are outside its control.  As a result of HOJ's lack of operating history it is difficult for HOJ to forecast its revenues or earnings accurately.  HOJ may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.  Accordingly, any significant shortfall in revenues relative to HOJ’s planned expenditures would have an immediate, adverse effect on its business, results of operations and financial condition.

If HOJ fails to manage its growth effectively, its business could be harmed. Failure to manage HOJ’s growth effectively could harm its business.  HOJ’s business model anticipates that it will expand its sales and distribution network.  To manage its growth effectively, HOJ will have to develop and enhance its systems, procedures and controls and locate, hire, train and retain management and operating personnel.  HOJ cannot offer any assurance that it will be able to respond on a timely basis to all of the changing demands that its planned expansion will impose on its management and infrastructure.  If HOJ is unable to manage its growth effectively, its business and operating results could be materially adversely impacted.

HOJ is dependent on its key personnel, and the loss of any could adversely affect its business.  HOJ depends on the continued performance of its officers and directors, particularly Michael Jaynes, J.W. Roth and Michael Malm, who have contributed significantly to the expertise of the planning and development of HOJ’s business.  To date, HOJ has not entered into an employment agreement with any of its key personnel.  If HOJ loses the services of any key individuals and is unable to locate suitable replacements for such persons in a timely manner, its business could be materially adversely affected.  HOJ does not expect to obtain key man life insurance for any members of management in the foreseeable future.

Criticism of HOJ’s product and/or the market generally could adversely affect its operating results.  Criticism of HOJ’s product, including criticism by healthcare professionals and other criticism for a variety of reasons, could affect consumer opinions of its product and result in decreased demand, which in turn could have an adverse effect on its results of operations and business.

Changes in the business environment for HOJ’s product could impact its financial results.  The business environment for HOJ’s product is rapidly evolving as a result of, among other things, changes in consumer preferences, including changes based on health and nutrition considerations; shifting consumer tastes and needs; changes in consumer lifestyles; and competitive product and pricing pressures.  If HOJ is unable to successfully adapt to this rapidly changing environment, its business could be negatively affected.

If HOJ’s intellectual property rights under the license agreement decline in popularity, its financial condition may materially suffer.  HOJ’s license agreement with Warner Bros. Consumer Products, Inc., described above, allows the use of the character names, costumes, artwork logos and other elements depicted in the 2009 movie “The Hangover.”  Currently, this movie enjoys a great deal of popularity.  HOJ’s strategy has been to capitalize on the movie’s popularity as a marketing vehicle to sell HOJ’s products.  If this movie should suffer a decline in popularity, the return on HOJ’s marketing efforts will be significantly less than HOJ has anticipated.

If HOJ is unable to extend the license agreement upon expiration of the current term, its financial condition may materially suffer.  HOJ’s license agreement with Warner Bros. Consumer Products, Inc., described above, expires January 31, 2013.  The agreement may be extended upon agreement of the parties, but there is no assurance that the parties will be able to come to terms with an extension of the agreement.  If HOJ is required to rebuild its branding, it could negatively affect HOJ’s cash flow and business.

If HOJ is not able to effectively protect its intellectual property, its business may suffer a material, negative impact and may fail.  HOJ believes that its brand is important to its success and competitive position; however, HOJ currently has only secured one trademark.  If HOJ is unable to secure trademark protection for its intellectual property in the future or that protection is inadequate for future products, HOJ’s business may be materially adversely affected.  Further, HOJ cannot be sure that its activities do not and will not infringe on the intellectual property rights of others.  HOJ’s predecessor, the LLC, already experienced a patent infringement claim against the product formula it used, and the LLC quickly changed its formula in response to those claims prior to any significant product sales occurring, thereby minimizing any damage claims. If similar claims are made against HOJ’s current product formula, HOJ may not be able to effectively minimize damage claims due to its significant sales pipeline.  If HOJ is compelled to prosecute infringing parties, defend its intellectual property or defend itself from intellectual property claims made by others, it may face significant expenses and liability as well as the diversion of management’s attention from HOJ’s business, any of which could negatively impact HOJ’s business or financial condition.

For additional risks associated with the Company prior to the Acquisition and Sale, see Item 1A of the Company’s Form 10-K for the year ended December 31, 2011.

Item 9.01(b) Exhibits

99.1	Press Release dated July 25, 2012.
99.2	Hangover Joe’s, Inc. Financial Statements as at and for the years ended December 31, 2011 and 2010 (incorporated herein by reference to the Company’s Definitive Proxy Statement filed June 6, 2012)
99.3
Hangover Joe’s, Inc. Unaudited Condensed Financial Statements as at and for the quarters ended March 31, 2012 and 2011(incorporated herein by reference to the Company’s Definitive Proxy Statement filed June 6, 2012)

99.4
Unaudited Proforma Financial Statements representing the consummation of the HOJ Acquisition and the Sale (incorporated herein by reference to the Company’s Definitive Proxy Statement filed June 6, 2012)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of July 2012.

Accredited Members Holding Corporation

By:	/s/ Michael Jaynes
Michael Jaynes, President and CEO